Exhibit 99.1

NuAxess Inc. a subsidiary of Quad M Solutions Inc., and Acrisure LLC enter into a sales and marketing agreement to Market NuAxess’ staffing solution

EDGEWATER, N.J., September 1, 2021 - (GLOBE NEWSWIRE) — NuAxess Inc. (subsidiary of OTC:MMMM) is an employee staffing company which offers its employees partially self-insured medical insurance. This benefit solution makes it one of the few, if not only, staffing companies offering such a partially self-insurance medical benefit. Acrisure, LLC of Grand Rapids, Michigan is the third largest and fastest growing privately owned insurance agency in the U.S. Acrisure will market NuAxess’ staffing solution to its PEO (Professional Employer Organization) vendors and its agency partners. Acrisure currently has over 60 PEO vendors. Acrisure is initially targeting, over the next several months, PEO’s with over 650,000 employees and has approximately 15,000 agents who will market this staffing solution. Both companies believe that this marketing agreement should add significant growth to NuAxess over the next 6 months. Acrisure believes these staffing and benefit solutions will be extremely attractive to its PEO partners and will allow them to be successful with a significant portion of their PEO clients. If both companies meet internal goals, NuAxess’ monthly revenue could exceed $20 million/month with a contribution margin at and above industry standards by the end of the year.

Mr. Joseph Frontiere, Interim CEO of Quad M Solutions Inc. said, “I am extremely excited to launch this sales and marketing effort with Acrisure. I believe this agreement will significantly expand Quad M’s revenue and earnings. We believe we are a unique solution for PEO’s, as well as small to mid-size businesses. This deal allows 15,000 Acrisure offices to sell our solution, and we expect to launch many more such agreements in the future.”

About Quad M Solutions, Inc.

Quad M Solutions, Inc., is a public holding company that offers self-funded health plans, staffing services, HR-human resources, payroll services, retirement, supplemental and workers compensation insurance to small and mid-sized group employers with 1-500 employees, and to the exploding essential worker “Gig Economy,” a labor market that is characterized by the prevalence of short-term contracts or freelance work, not permanent jobs. Our Company’s four subsidiaries, NuAxess 2, Inc., PrimeAxess, Inc., OpenAxess, Inc. and PrimeAxess 2, LLC are important in conveying who we are and what we do.

We strive to provide those employers and individuals the right tools to be able to manage and control all the facets in their healthcare experience and their eventual health outcomes. Prevention, wellness, and cures have become part of our corporate mission to individuals who want to manage and control their short and long-term healthcare needs.

Our self-insured programs are consumer-driven and technology-leveraged and, by itself, self-insurance is affordable, transparent and responsive to the healthcare and retirement needs of employees who are looking for higher quality benefits, integrated health information and better medical provider access and outcomes.

For additional information, please visit: QuadMSolutions.com and NuAxess.com.

Forward-Looking Statements:

The statements contained herein that are not historical facts are forward-looking statements within the meaning of the federal securities laws (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). You can identify such forward-looking statements by the words “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, Quad M Solutions Inc., in an effort to help keep our stockholders and the public informed about our operations, may from time to time issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, or projections involving anticipated revenues, earnings, profits, pricing, operating expenses or other aspects of operating results. We base the forward-looking statements on our expectations, estimates, and projections at the time such statements are made. These statements are not guarantees of future performance and involve risks and uncertainties that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. The actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements.

Corporate Contact:

Jaclyn Castro: IR@quadmsolutions.com